EXHIBIT 10.11

          SECOND AMENDMENT, dated as of June 27, 2005 (the “Second Amendment”), to the Amended and Restated Credit Agreement, dated as of July 1, 2004 (as amended, supplemented or otherwise modified, the “Credit Agreement”), among PIKE HOLDINGS, INC., a North Carolina corporation (“Holdings”), PIKE ELECTRIC, INC., a North Carolina corporation (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), J.P. MORGAN SECURITIES INC., as syndication agent, NATIONAL CITY BANK, as documentation agent, and BARCLAYS BANK PLC, as administrative agent for the Lenders thereunder (in such capacity, the “Administrative Agent”). All capitalized terms used herein that are defined in the Credit Agreement and that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H:

          WHEREAS, Holdings plans to complete an initial public offering of its common stock (the “IPO”);

          WHEREAS, Holdings, a North Carolina corporation, plans to merge (the “Reincorporation Merger”) with and into Pike Electric Corporation, a Delaware corporation and a wholly owned subsidiary of Holdings (the “Merger Sub”), with the Merger Sub as the surviving entity, so that Holdings will be reincorporated in the State of Delaware (the Reincorporation Merger and such reincorporation collectively called the “Reincorporation” and the surviving corporation of the Reincorporation Merger also being referred to herein as “Holdings”);

          WHEREAS, Holdings has requested that the Lenders agree to amend the Credit Agreement to permit the Reincorporation and modify certain other terms and conditions of the Credit Agreement;

          WHEREAS, Holdings intends to use all of the net proceeds of the common stock offered by Holdings pursuant to the IPO to make a capital contribution to the Borrower for the purpose of paying the Termination Fee and to repay a portion of the outstanding principal of the Term Loans; and

          WHEREAS, the Lenders have agreed to amend the Credit Agreement solely on the terms and conditions set forth in this Second Amendment.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

SECTION 1.   AMENDMENTS TO THE CREDIT AGREEMENT

     1.1.   Amendment to Section 6.19 (Holding Company Status). Section 6.19 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following new Section 6.19:

     6.19. Holding Company Status. Holdings will not engage in any business or operations other than complying with its obligations under the Credit Documents, owning capital stock of the Borrower and Merger Sub and activities incidental thereto.

2

     1.2.   Amendment to Section 7.1 (Information Covenants). Section 7.1 of the Credit Agreement is hereby amended by deleting the second paragraph of Section 7.1(b) in its entirety and substituting in lieu thereof the following (and any financial statements delivered prior to the date hereof shall be deemed to have complied as of and from the time of their delivery with the second paragraph of Section 7.1(b) if they would have complied with such paragraph as amended hereby):

     All such financial statements delivered pursuant to paragraphs (a) and (b) above shall present fairly in all material respects the consolidated financial condition of Holdings and its consolidated Subsidiaries as at the applicable dates, and the consolidated results of their operations, their changes in equity (deficit) and their consolidated cash flows for the periods reflected therein, and shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with the periods presented in the registration statement filed with the SEC in connection with the IPO (except as approved by such accountants or officers, as the case may be, and disclosed therein).

     1.3.   Amendment to Section 8.1 (Changes in Business). Section 8.1 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following new Section 8.1:

     8.1. Changes in Business. Except as otherwise permitted by Section 8.2, Holdings will not permit any of its Subsidiaries to substantively alter the character of the business of the Borrower and its Subsidiaries from that conducted at the Effective Date, and Holdings will not engage in any business or operations, or expand its business or operations, except as conducted by it on the Effective Date (in each case after giving effect to the consummation of the Acquisition). Holdings will: (a) engage in no business or activity other than complying with its obligations under the Credit Documents, the ownership of all of the capital stock of the Borrower and, solely for the purpose of effecting the Reincorporation, Merger Sub and activities incidental thereto; (b) own no capital stock other than capital stock of the Borrower and, solely for the purpose of effecting the Reincorporation, Merger Sub; (c) not contract, create, incur, assume or suffer to exist any Indebtedness except pursuant to the Documents and as permitted by Section 8.4 and (d) not own any assets other than capital stock of the Borrower, the Merger Sub, solely for the purpose of effecting the Reincorporation, and de minimis amounts of other assets incidental to the conduct of its business.

     1.4.   Amendment to Section 8.2 (Consolidation, Merger, Sale of Assets, etc.). Section 8.2 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of Section 8.2(f), (ii) deleting the period at the end of Section 8.2(g) and replacing it with the phrase “;and” and (iii) inserting the following new Section 8.2(h) immediately following Section 8.2(g) thereto:

     (h) the Reincorporation Merger.

     1.5.   Amendment to Section 8.10 (Transactions with Affiliates). Section 8.10 of the Credit Agreement is hereby amended by inserting at the end of clause (ii) the phrase “and the payment of the Termination Fee on or before the date immediately after the receipt by Holdings of the proceeds of the IPO so long as no Event of Default exists at the time of such payment,”.

3

     1.6.   Amendment to Section 8.15 (Deferred Compensation Liability). Section 8.15 of the Credit Agreement is hereby amended by deleting in its entirety the chart set forth therein and substituting in lieu thereof the following:

Fiscal Year	Deferred Compensation Liability Annual Amount
2005	$23,500,000

2006	$12,500,000

2007	$7,500,000

2008	$6,500,000

2009 and thereafter	$6,000,000

     1.7.   Amendments to Section 10 (Definitions). (a) Section 10 of the Credit Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order:

               “IPO” shall be as defined in the recitals to the Second Amendment.

               “Merger Sub” shall be as defined in the recitals to the Second Amendment.

               “Reincorporation” shall be as defined in the recitals to the Second Amendment.

               “Reincorporation Merger” shall be as defined in the recitals to the Second Amendment.

               “Second Amendment” shall mean the Second Amendment, dated as of June 27, 2005, to the Credit Agreement.

               “Second Amendment Effective Date”: the date upon which all conditions precedent specified in Section 2 of the Second Amendment shall have been satisfied, which date is June 27, 2005.

               “Termination Fee” shall mean the fee in the aggregate amount of $4,000,000 which the Borrower intends to pay to LGB to terminate the Management Advisory Services Agreement.

     (b) The definition of “Consolidated EBITDA” set forth in Section 10 of the Credit Agreement is hereby amended by (i) deleting the word “and” immediately following clause (xii) thereof and inserting in lieu thereof a comma and (ii) inserting immediately following clause (xiii) thereof the phrase “and (xiv) any nonrecurring charge or expense incurred in connection with the IPO and the Reincorporation Merger (including, without limitation, the expenses identified in the registration statement filed with the SEC in connection with the IPO) whether or not consummated”.

4

     (c) The first paragraph of the Credit Agreement is amended by replacing “(“Holdings”)” with “(including its successors and permitted assigns, “Holdings”)” and replacing “(the “Borrower”)” with “(including its successors and permitted assigns, the “Borrower”)”, and the definition of “Holdings” set forth in Section 10 of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

“Holdings” shall have the meaning set forth in the first paragraph of this Agreement and shall include the successor to Holdings pursuant to the Reincorporation Merger.

SECTION 2.   CONDITIONS PRECEDENT

              This Second Amendment shall become effective upon the satisfaction of the following conditions precedent (the date of such satisfaction, the “Second Amendment Effective Date”):

     2.1.   Amendment. The Administrative Agent shall have received counterparts of this Second Amendment duly executed as of the date hereof by Holdings, the Borrower and the Required Lenders.

     2.2.   Acknowledgment and Consent. An Acknowledgment and Consent, substantially in the form of Exhibit A hereto, duly executed and delivered by each Credit Party party to the Guarantee and Collateral Agreement.

SECTION 3.   REPRESENTATIONS AND WARRANTIES.

              To induce the Administrative Agent and the Lenders to enter into this Second Amendment, each of Holdings and the Borrower hereby represent and warrant to the Administrative Agent and the Lenders that (before and after giving effect to this Second Amendment):

     3.1.   Each Credit Party has the corporate power and authority, and the legal right, to make and deliver this Second Amendment and the Acknowledgment and Consent (the “Amendment Documents”) to which it is a party and to perform its obligations under the Credit Agreement, as amended hereby (the “Amended Credit Agreement”). Each Credit Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Amendment Documents to which it is a party and the performance of the Amended Credit Agreement.

     3.2.   Each of the representations and warranties made by any Credit Party herein or in or pursuant to the Credit Documents is true and correct on and as of the Second Amendment Effective Date as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct as of such earlier date).

     3.3.   The Borrower and the other Credit Parties have performed in all material respects all agreements and satisfied all conditions which this Second Amendment and the other Credit Documents provide shall be performed or satisfied by the Borrower or the other Credit Parties on or before the Second Amendment Effective Date.

5

     3.4.   After giving effect to this Second Amendment, no Default or Event of Default has occurred and is continuing, or will result from the consummation of the transactions contemplated by this Second Amendment.

SECTION 4.   MISCELLANEOUS.

     4.1.   Counterparts. This Second Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Second Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Second Amendment.

     4.2.   Fees and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses in connection with the negotiation, preparation, execution and delivery of this Second Amendment, including, without limitation, the fees and expenses of Simpson Thacher & Bartlett LLP.

     4.3.   Continuing Effect. Except as expressly amended hereby, the Credit Agreement and the other Credit Documents shall continue to be and shall remain in full force and effect in accordance with their terms. This Second Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement or the other Credit Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower or of Holdings that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Any reference to the “Credit Agreement” in the Credit Documents or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Second Amendment.

     4.4.   GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     4.5.   Miscellaneous. On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement.

          IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed and delivered by their respective duly authorized officers as of the day and year first above written.

PIKE HOLDINGS, INC.

By:	/s/ Mark Castaneda

Name: Mark Castaneda
Title: Chief Financial Officer

PIKE ELECTRIC, INC.

By:	/s/ Mark Castaneda

Name: Mark Castaneda
Title: Chief Financial Officer

Second Amendment

BARCLAYS BANK PLC,
as Administrative Agent

By:	/s/ David Barton

Name:David Barton
Title: Associate Director

Second Amendment

,

as a Lender

By:

Name:
Title:

EXHIBIT A

ACKNOWLEDGMENT AND CONSENT

          Reference is hereby made to the Second Amendment dated as of June 27, 2005 (the “Second Amendment”) to the Amended and Restated Credit Agreement dated as of July 1, 2004 (as amended, supplemented or otherwise modified, the “Credit Agreement”; terms defined in the Credit Agreement being used in this Acknowledgement and Consent with the meanings given to such terms in the Credit Agreement) among PIKE HOLDINGS, INC. (“Holdings”), PIKE ELECTRIC, INC. (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), J.P. MORGAN SECURITIES INC., as syndication agent, NATIONAL CITY BANK, as documentation agent, and BARCLAYS BANK PLC, as administrative agent for the Lenders thereunder (in such capacity, the “Administrative Agent”). Each of the undersigned parties to the Guarantee and Collateral Agreement and/or any Security Document, in each case as amended, supplemented or otherwise modified from time to time, hereby (a) consents to the Second Amendment and the transactions contemplated thereby and (b) acknowledges and agrees that the guarantees and grants of security interests contained in the Guarantee and Collateral Agreement and the Security Documents are, and shall remain, in full force and effect after giving effect to the Second Amendment.

PIKE EQUIPMENT AND SUPPLY COMPANY

By:	/s/ J. Eric Pike

Title: President & Chief Executive Officer

RED SIMPSON, INC.

By:	/s/ J. Eric Pike

Title:

AKERMAN FOUNDATION DRILLING, INC.

By:	/s/ J. Eric Pike

Title:

GILLETTE ELECTRIC CONSTRUCTION, INC.

By:	/s/ J. Eric Pike

Title:

Acknowledgment and Consent to Second Amendment

INDUSTRIAL ELECTRICAL CORPORATION OF TEXAS

By:	/s/ J. Eric Pike

Title:

Acknowledgment and Consent to Second Amendment